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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 JANUARY 3, 2001
                                 ---------------
                Date of Report (date of earliest event reported)


                              STATION CASINOS, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


          NEVADA                     000-21640                 88-0136443
          ------                     ---------                 ----------
(State or other jurisdiction      (Commission file            (IRS employer
     of incorporation)                number)             identification number)


           2411 WEST SAHARA AVENUE
              LAS VEGAS, NEVADA                                       89102
              ------------------                                      -----
   (Address of principal executive offices)                         (Zip code)


                                 (702) 367-2411
                                 --------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  On January 3, 2001, Fiesta Station, Inc. (the "Purchaser"), a wholly-owned subsidiary of Station Casinos, Inc. (the "Company"), acquired substantially all of the assets of the Fiesta Casino Hotel from Fiesta Hotel Corporation, a subsidiary of Joe G. Maloof & Company, Inc. for an aggregate purchase price of approximately $170.0 million. The Fiesta Casino Hotel is located at the intersection of Lake Mead Boulevard and Rancho Road in North Las Vegas, Nevada. Situated on 25 acres, the Fiesta Casino Hotel offers approximately 70,000 square feet of casino space featuring 1,900 gaming devices and 30 table games, 100 guest rooms, four full-service restaurants, a buffet, several fast-food outlets, bingo and a race and sports book. The property will retain the Fiesta name and theme. The Company, Fiesta Hotel Corporation and certain members of the Maloof family have also agreed to jointly finance a portion of the construction costs for the development of a hotel and casino located in Las Vegas, Nevada.

                  The purchase price for the Fiesta Casino Hotel was paid in cash and included a non-compete agreement with Joe G. Maloof & Co, Fiesta Hotel Corporation and certain members of the Maloof family. The non-compete agreement extends for a 25-mile radius from the Fiesta Casino Hotel and excludes the property owned by Joe G. Maloof & Company on Flamingo Road and Arville Street in Las Vegas, the Las Vegas Strip and downtown Las Vegas. The purchase price was determined through arms-length negotiations between the Company and Fiesta Hotel Corporation. The Company used a portion of the proceeds from the recent sale of its Missouri properties to finance the purchase of the Fiesta Casino Hotel.


                  The purchase was consummated pursuant to that certain Asset Purchase Agreement dated as of July 19, 2000, by and among the Company, Fiesta Hotel Corporation, Los Pueblos, Inc. and Joe G. Maloof & Company, Inc.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.

                  (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.

                  (c)      EXHIBITS.

                  A list of exhibits included as a part of this report is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.


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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         STATION CASINOS, INC.



Date: JANUARY 9, 2001                    /s/ Glenn C. Christenson
      -----------------                  -----------------------------------
                                             Glenn C. Christenson
                                             Executive Vice President
                                             and Chief Financial Officer


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                                  EXHIBIT INDEX

10.56 Asset Purchase Agreement dated as of July 19, 2000, by and among the Company, Fiesta Hotel Corporation, Los Pueblos, Inc. and Joe G. Maloof & Company, Inc.

10.57 Amendment dated as of January 2, 2001 to Asset Purchase Agreement dated as of July 19, 2000, by and among the Company, Fiesta Hotel Corporation, Los Pueblos, Inc. and Joe G. Maloof & Company, Inc.

99.1     Press Release, dated January 4, 2001.